Exhibit 99.A

EXHIBIT A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that Amendment No. 4 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

Signature:

Dated: November 12, 2003

Entities:

Oak Investment Partners IX, Limited Partnership

Oak Associates IX, LLC

Oak IX Affiliates Fund - A, Limited Partnership

Oak IX Affiliates Fund, Limited Partnership

Oak IX Affiliates, LLC

Oak Investment Partners X, Limited Partnership

Oak Associates X, LLC

Oak X Affiliates Fund, Limited Partnership

Oak X Affiliates, LLC

Oak Investment Partners VI, Limited Partnership

Oak Associates VI, Limited Partnership

Oak VI Affiliates Fund, Limited Partnership

Oak VI Affiliates, LLC

Oak Management Corporation

By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer, as
General Partner or
Managing Member or as
Attorney-in-fact for the
above-listed entities

Individuals:

Bandel L. Carano

Gerald R. Gallagher

Edward F. Glassmeyer

Fredric W. Harman

Ann H. Lamont

David B. Walrod

By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer,
Individually and as
Attorney-in-fact for the
above-listed individuals